CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2016, relating to the financial statements and financial highlights which appear in the October 31, 2016 annual reports to shareholders of Invesco Asia Pacific Growth Fund, Invesco European Growth Fund, Invesco Global Growth Fund, Invesco Global Opportunities Fund, Invesco Global Responsibility Equity Fund, Invesco Global Small & Mid Cap Growth Fund, Invesco International Companies Fund, Invesco International Core Equity Fund, Invesco International Growth Fund and Invesco Select Opportunities Fund (the portfolios constituting AIM International Mutual Funds (Invesco International Mutual Funds)), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Statements”, “Financial Highlights” and “Other Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 23, 2017